UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut Seguin, Texas 78155
(Address of Principal executive offices)

Registrant's telephone number, including area code:	(830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2014, Alamo Group, Inc. (the “Company”) and Alamo Group (USA) Inc., a wholly-owned subsidiary of the Company (the “Purchaser”), entered into a Membership Interests and Partnership Purchase Agreement (the “Purchase Agreement”) with Specialized Industries LP (the “Seller”). The Purchase Agreement provides that, upon the terms and subject to the conditions thereof, the Purchaser shall buy from the Seller all of the ownership interests in Super Products LLC (“Super Products”), Wausau- Everest L.P. (“WE LP”), Howard P. Fairfield LLC (“HPF”), and certain related entities (collectively, the “Transferred Entities”). The Transferred Entities own certain assets and properties that are used for the manufacture and sale of a diverse range of industrial products (the “Businesses”). These Businesses include the businesses of (1) Super Products, a manufacturer of vacuum trucks and related equipment parts and service, (2) WE LP. a manufacturer of snow removal equipment, and (3) HPF, a dealer/distribution operation primarily in the New England area.

The Purchaser agrees to pay to the Seller $185,750,000 at the closing of the transaction (the “Closing”), subject to adjustment based upon the estimated net assets (the “Estimated Net Assets”) delivered by the Seller to Purchaser at the Closing. If the Estimated Net Assets exceed $111,600,000, the Purchaser shall pay the difference to the Seller at the Closing. If the Estimated Net Assets are less than $111,600,000, the amount payable by the Purchaser shall be reduced by that amount. After the Closing, the parties shall adjust the purchase price based upon a final calculation of the net assets delivered at the Closing as specified in the Purchase Agreement.
The Purchase Agreement contains representations and warranties by the Seller as to the Businesses and the Transferred Entities and various covenants regarding the conduct of the Businesses during the period between the signing of the Purchase Agreement and the Closing. The consummation of the transaction is subject to the satisfaction or waiver of certain customary and other closing conditions, including receipt of (1) any necessary governmental approvals, including approval under the Hart-Scott-Rodino Antitrust Improvements Act, (2) certain consents required under various contracts and (3) estoppels certificates with respect to various leases related to the Businesses.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

10.1	Membership Interests and Partnership Interests Purchase Agreement by and between Alamo Group (USA) Inc., as Purchaser, and Specialized Industries LP, as Seller, dated as of February 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2014	By: /s/ Robert H. George
Robert H. George,
Vice President-Administration

EXHIBIT INDEX

Exhibit No.	Description
10.1	Membership Interests and Partnership Interests Purchase Agreement by and between Alamo Group (USA) Inc., as Purchaser, and Specialized Industries LP, as Seller, dated as of February 24, 2014